UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2003

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 23, 2003, the Associated Banc-Corp Board of Directors declared its first quarter dividend. Associated Banc-Corp is placing on file as Exhibit 99 a copy of the Company’s news release relating to the dividend.

Exhibit 99

News Release	Contacts: Investors: Joseph B. Selner, Chief Financial Officer 920-491-7120 Media: Jon Drayna, Corporate Communications 920-491-7006

Associated increases quarterly dividend to 34 cents per share at Shareholders’ Meeting

     GREEN BAY, Wis., – April 23, 2003 – In conjunction with its Annual Shareholders’ Meeting today, Associated Banc-Corp’s (NASDAQ: ASBC) Board of Directors approved a dividend increase of 3 cents per share to 34 cents per share. This represents Associated’s 33rd consecutive year of dividend increases. The 34-cent dividend is payable May 15 to shareholders of record May 1.

     At Tuesday’s closing stock price of $34.33 per share, the dividend increase equates to an annual dividend yield of 4 percent. Also at the meeting, Chairman, President and CEO Robert C. Gallagher gave a report on the company’s strong condition. He commented on the company’s 13.9 percent earnings per share growth in 2002, along with other indications of strong financial condition, in remarks to shareholders at downtown Green Bay’s historic Meyer Theatre. 2002 highlights included an 18.8 percent increase in net interest income, and a 12.6 percent increase in noninterest income, led by strong mortgage banking income. He further reported on the positive first quarter, 2003 results, including a 10 percent increase in earnings per diluted share.

     Gallagher noted Associated experienced softer than usual credit quality in 2002, but indicated credit quality was nevertheless well controlled. He also described the successful integration of Signal Financial Corp. in the first half of 2002, which was completed in only 75 business days, a testament to the company’s solid operating platform and skill in executing growth through acquisitions.

     The company’s shareholders have been rewarded for its progress, with a stock price increase of 5.8 percent last year. Including 2002 dividends, total return on shareholders’ investment with Associated was 9.6 percent, Gallagher noted.

     Reviewing various phases of the company’s 32-year history, he said Associated has completed a remarkable transformation in just over five years, tripling in size and becoming a true full-line financial services company.

     He also reported on the company’s successful succession program with the election of Paul Beideman as president and CEO. “Paul Beideman’s appointment reflects not only his alignment with Associated’s fundamental values, but also the experience and fresh perspective he brings to the company’s leadership as Associated enters its next phase and looks to continue its long record of success,” Gallagher said.

     The audio portion of Gallagher’s full remarks, with accompanying PowerPoint slides, are archived on the Internet until May 23. To view the webcast, see the information at www.associatedbank.com/AboutAssociated/InvestorRelations/.

     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.1 billion. Associated has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

     Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding descriptions of management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.